Exhibit 35.4

Officer’s Certificate

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, for which Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, and Berkeley Point Capital LLC, as Servicer, the undersigned, Ronald Steffenino, a Senior Managing Director of Berkeley Point Capital LLC, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the activities of the Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 1st day of March, 2018.

Berkeley Point Capital LLC

Ronald Steffenino
Senior Managing Director,
Servicing and Asset Management

Schedule I

Multifamily Pass-Through Certificates, Berkeley Point Capital LLC as Sub-Servicer:

Series 2009-K4

Series 2010-K5

Series 2011-K10

Series 2011-K12

Series 2012-K709

Series 2013-K24

Series 2013-KF02

Series 2014-K503

Series 2014-KF06

Series 2015-KF07

Series 2015-KF08

Series 2015-KF10

Series 2015-KF12

Series 2016-KF13

Series 2016-KF16

Series 2016-KSW1

Series 2016-KF18

Series 2016-KF26

Series 2017-K71

Series 2017-K724

Series 2017-K725

Series 2017-K726

Series 2017-K727

Series 2017-K728

Series 2017-KF29

Series 2017-KF33

Series 2017-KF35

Series 2017-KF38

Series 2017-KSW2

Series 2017-KSW3

Schedule I continued

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC as Primary Servicer:

COMM 2014-CCRE17 Mortgage Trust

COMM 2014-CCRE19 Mortgage Trust

Series 2014-GC24

COMM 2014-UBS4 Mortgage Trust

2015-CCRE23

COMM 2015 CCRE27 Mortgage Trust

Series 2015-GC30

2015-GS1

GSCCRE Commercial Mortgage Trust 2015-HULA

COMM 2015-LC19 Mortgage Trust

Series 2015-LC21

CFCRE 2016-C3 Mortgage Trust

CGCMT 2016-C3

CFCRE 2016-C7

CCRESG Commercial Mortgage Trust 2016-HEAT

CCUBS Commercial Mortgage Trust 2017-C1

Citigroup Commercial Mortgage Trust 2017-C4

UBS Commercial Mortgage Trust 2017-C5